Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-200996 and 333-192929 on Form S-3 of our report on the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries (the “Company”) dated March 27, 2015, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 27, 2015